Exhibit 99.1

News Release

CONTACTS:	Arctic Cat Inc.	PadillaCRT
	Tim Delmore	Shawn Brumbaugh
	Chief Financial Officer	shawn.brumbaugh@padillacrt.com
	763-354-1791	612-455-1754

ARCTIC CAT HIRES CHRISTOPHER T. METZ AS CHIEF EXECUTIVE OFFICER

Metz succeeds CEO Christopher Twomey, who remains board chair

MINNEAPOLIS, November 14, 2014 – Arctic Cat Inc. (NASDAQ: ACAT) today announced that Christopher T. Metz, 49, will join the company as president and chief executive officer on December 3, 2014. Metz succeeds Christopher Twomey, who remains Arctic Cat’s board chair.

Commented Twomey: “The board conducted a national search for a new CEO and we are delighted that Chris is joining Arctic Cat. Chris is a proven leader in the consumer and durable goods industries. He has built a career on improving the performance of market-leading companies. He brings an outstanding strategic skill set to his new role at Arctic Cat – a keen focus on executional excellence and deep experience in product marketing, finance, global operations and talent management. Importantly, he is adept at creating strong partnerships with customers and dealers. Along with the rest of the board, I am pleased to welcome Chris and look forward to working with him.”

Since 2005, Metz has served as a managing director of Sun Capital Partners, Inc., a leading private investment firm with more than $10 billion in capital under management. Prior to Sun Capital, Metz was president at Black & Decker, leading its Hardware and Home Improvement Group from 1999 to 2005. During his 13-year tenure at Black & Decker, he held various other senior leadership positions, including: president of Kwikset Corporation, the world’s largest residential lockset manufacturer; president of Price Pfister, a leading manufacturer of finish faucets; president of Baldwin Hardware; and general manager of European Professional Power Tools and Accessories, based in Frankfurt, Germany.

Metz said: “I am excited to lead a terrific team at Arctic Cat. The company has a strong consumer brand and significant opportunities to increase its sales and profitability. I am eager to build on the company’s success and enhance shareholder value.”

Metz serves on the board of directors of NYSE-listed Vince Holdings Corp., a global fashion brand and retailer with approximately $300 million in annual revenue.

Arctic Cat Names CEO – Page 2

Metz earned a master of business administration degree from the Kenan Flagler School of Business of the University of North Carolina, Chapel Hill. He holds a bachelor’s degree in finance and marketing from the University of Delaware.

About Arctic Cat

Arctic Cat Inc. designs, engineers, manufactures and markets all-terrain vehicles (ATVs), side-by-sides and snowmobiles under the Arctic Cat® brand name, as well as related parts, garments and accessories. Its common stock is traded on the NASDAQ Global Select Market under the ticker symbol “ACAT.” More information about Arctic Cat and its products is available at www.arcticcat.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company’s Annual Report, as well as the Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, the Company’s press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements including statements related to our fiscal 2015 outlook, business strategy and growth prospects. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to: product mix and volume; competitive pressure on sales, pricing and sales incentives; increase in material or production cost which cannot be recouped in product pricing; unexpected delays in the introduction of new products; changes in the sourcing of engines; interruption of dealer floorplan financing; warranty expenses and product recalls; foreign currency exchange rate fluctuations; product liability claims and other legal proceedings in excess of reserves or insured amounts; environmental and product safety regulatory activity; effects of the weather; general economic conditions and political changes; interest rate changes; consumer demand and confidence; and those set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014, under heading “Item 1A. Risk Factors.” The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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